SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 24, 2003

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-31923	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road, Holliston, MA 01746-1371
(Address of principal executive offices and zip code)

(508) 893-8999
(Registrant’s telephone number, including area code)

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of the Company to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements.  Additional information concerning these risks and uncertainties is contained in the section entitled “Important Factors That May Affect Future Operating Results” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and in the Company’s other public filings.  The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

ITEM 5.                                       OTHER EVENTS

On November 24, 2003, the Company announced the acquisition of certain assets and liabilities of the one-dimensional electrophoresis business of Amersham Biosciences (SF) Corp., including the Hoefer brand name.  The purchase price for the Hoefer one-dimensional electrophoresis business is approximately $5.3 million in cash.

A copy of the press release announcing the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.                                       EXHIBITS

(a)                                  Financial Statements of the Business Acquired.

Not Applicable

(b)                                 Pro Forma Financial Information.

Not Applicable

(c)                                  Exhibits.  The following exhibits are being furnished herewith:

Exhibit Number	Title

99.1	Press release of Harvard Bioscience, Inc. issued on November 24, 2003

[Remainder of page intentionally left blank]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2003	HARVARD BIOSCIENCE, INC.

	By:	/s/ David Green
David Green
President

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press release of Harvard Bioscience, Inc. issued on November 24, 2003